Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Ryan K. Wuerch, Director and Chief Executive Officer of Motricity, Inc. (the “Registrant”), hereby certifies that, to the best of his knowledge:

1.	The Registrant’s quarterly report on Form 10-Q for the period ended March 31, 2011, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 4, 2011

/s/ Ryan K. Wuerch
Ryan K. Wuerch
Chief Executive Officer and Director (Principal Executive Officer)